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                               Exhibit No. (10)

                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Auditors" and to the use of our report dated April 24, 1998, with respect to the financial statements of First Providian Life and Health Insurance Company Separate Account C - Marquee and the statutory-basis financial statements of First Providian life and Health Insurance Company in Post-Effective Amendment No. 2 to the Registration Statement (Form N-4 No. 33-94210) and related Prospectus of First Providian Life and Health Insurance Company Separate Account C - Marquee Variable Annuity.



/s/Ernst & Young LLP
Louisville, Kentucky
April 24, 1998